QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                    June 13, 2001

Schuler Homes, Inc. (Exact name of registrant as specified in charter)
Delaware	0-32461	99-0351900

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
828 Fort Street Mall, 4th Floor Honolulu, Hawaii		96813

(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code                    (808) 521-5661

N/A (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

    (c) Exhibits. The Exhibit listed below is incorporated herein in its entirety.

Exhibit No.	Description
99.1	Certain information that may be disclosed to prospective purchasers in a proposed private placement of debt securities.

Item 9. Regulation FD Disclosure

    Schuler Homes, Inc. (the "Company") is conducting an offering of notes primarily for the purpose of repaying certain existing indebtedness. The offering will be made by a private placement pursuant to Rule 144A and will be limited to qualified institutional buyers. The Company is including in this filing as Exhibit 99.1 certain new, important and previously non-public information that it plans to disclose to potential purchasers of the notes.

    No assurance can be made that the offering of notes will be completed. The offering of notes is presently expected to be completed by late June 2001.

    The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2001

SCHULER HOMES, INC.
By:	/s/ THOMAS CONNELLY Name: Thomas Connelly Title: Senior Vice President and Chief Financial Officer
Exhibit Number and Page No.	Description of Exhibit	Method of Filing
99.1, 4	Certain information that may be disclosed to prospective purchasers in a proposed private placement of debt securities.	Filed electronically herewith

QuickLinks

  Item 7. Financial Statements, Pro Forma Financial Information Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURES